Exhibit 99.1

NextNav and Spartacus Acquisition Corporation Announce Closing of Business Combination

Combined company renamed NextNav Inc.; Common stock expected to begin trading on Nasdaq under the ticker symbol “NN” on October 29, 2021

Transaction proceeds will accelerate NextNav’s growth strategy to enhance, extend and expand its next generation 3D geolocation technology

DULUTH, GA and MCLEAN, VA –October 28, 2021 – NextNav, a leader in next generation GPS and 3D geolocation, and Spartacus Acquisition Corporation (NASDAQ: TMTS, TMTSW, and TMTSU) (“Spartacus”), a special purpose acquisition company, today announced that they have completed their previously announced Business Combination (the “Business Combination”), which was approved by Spartacus’ stockholders at its Special Meeting held on October 27, 2021, and closed on October 28, 2021.

The combined company will operate as NextNav Inc. (“NextNav”), and its common stock and warrants are expected to commence trading on Nasdaq under the ticker symbols, “NN” and “NNAVW”, respectively, on Friday, October 29, 2021.

With the completion of this Business Combination, NextNav is well positioned to drive growth in its 3D geolocation businesses and prepare for expansion of its next generation GPS platform. NextNav’s Pinnacle 3D geolocation service is commercially available in over 4,400 cities and towns in the United States and its TerraPoiNT land-based radio positioning and timing network has initial deployments in 47 urban centers. Beyond its technology, NextNav also owns a global intellectual property portfolio of over 100 patents, and a one-of-a-kind portfolio of nationwide 900 MHz spectrum licenses covering 2.4 billion MHz-PoPs – a significant competitive advantage.

Ganesh Pattabiraman, Co-Founder, CEO and President of NextNav said, “Reaching this milestone represents a culmination of a decade plus of innovation and a focus on creating industry leading 3D geolocation technologies that are more accurate, resilient and available. I am extremely proud of the hard work and dedication of our entire team, along with our customers, partners and investors in helping us get to this point. We are excited by the future and look forward to unlocking the potential of next generation GPS and 3D geolocation across a broad spectrum of applications and services – including public safety, Emergency 911, gaming, app and data analytics market segments not only in the US but globally.”

“Today is an exciting moment and a major achievement for NextNav,” said NextNav Chairman of the Board, Gary Parsons. We are grateful to our new investors, as well as the entire Spartacus team for their partnership and support over the last few months. We are also pleased that Peter Aquino, the CEO and Chairman of the Board of Spartacus and Alan Howe, a Spartacus Director with a deep background in telecommunications, have joined the NextNav Board of Directors.”

Peter Aquino said, “We appreciate the support received from Spartacus stockholders in favor of the Business Combination. The opportunity for NextNav is extremely promising due to its significant spectrum asset, intellectual property and broad market need for accurate 3D geolocation in urban markets. I look forward to participating in NextNav’s future success along with the management team and Board of Directors.”

In addition to Messrs. Parsons, and Pattabiraman, NextNav will continue to be led by its world-class management team of Dr. Arun Raghupathy, Co-Founder and SVP of Engineering, Chris Gates, CFO, and David Knutson, SVP of Network Operations and Deployment.

Advisors

PJT Partners served as sole financial advisor, and Hogan Lovells US LLP acted as legal counsel to NextNav. B. Riley Securities served as sole financial and capital markets advisor, and K&L Gates LLP acted as legal counsel to Spartacus. B. Riley Securities, and PJT Partners acted as co-placement agents with respect to the private placement. Kirkland & Ellis LLP acted as placement agent counsel.

About NextNav Inc.

NextNav provides next generation GPS. NextNav Pinnacle uses highly accurate vertical positioning to transform location services so they reflect the 3D world around us. NextNav TerraPoiNT system keeps critical infrastructure resilient with reliable Position, Navigation and Timing services in the absence of GPS. With carrier-grade dependability and a rapidly expanding nationwide service footprint, NextNav is driving a whole new ecosystem for geolocation applications and services.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “intend,” “seek,” “target,” “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to NextNav’s future prospects, developments and business strategies. In particular, such forward-looking statements include the date on which the NextNav common stock and warrants expected to commence trading on Nasdaq and their ticker symbols on Nasdaq; NextNav’s position to drive growth in its 3D geolocation business and expansion of its next generation GPS platform, the business plans, objectives, expectations and intentions of NextNav, and NextNav’s estimated and future business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on NextNav’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside NextNav’s control that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to, (1) the ability of NextNav to continue to meet Nasdaq’s listing standards following the consummation of the Business Combination; (2) the risk that the consummation of the Business Combination disrupts current plans and operations of NextNav; (3) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of NextNav to grow and manage growth profitably, maintain relationships with customers and suppliers retain its management and key employees; (4) costs related to the Business Combination; (5) the possibility that NextNav may be adversely affected by other economic, business and/or competitive factors; (6) the outcome of any legal proceedings that may be instituted against NextNav following the Business Combination; and (7) other risk and uncertainties indicated from time to time in other documents filed with the SEC by NextNav. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and NextNav undertakes no commitment to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Source: NN-FIN

Contacts

For Spartacus Acquisition Corp.:

Whit Clay

Sloane & Company

wclay@sloanepr.com

917-601-6012

Erica Bartsch

Sloane & Company

ebartsch@sloanepr.com

917-232-2718

For NextNav:

Chelsea Hoedl

LaunchSquad PR

NextNav@launchsquad.com

248-425-1465

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